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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                  Exhibit 10.12

                             AUTHORIZATION AGREEMENT

                  This Agreement made and entered into as of the 19th day of January, 2001 by and between DISKXPRESS U.S. INC., a corporation duly organized and existing under the laws of the State of Delaware, having at its registered office at 30 Old Rudnick Lane, Dover, Delaware 19901 (hereinafter referred to as "DISKXPRESS"); and IQROM Solutions, Inc., a corporation duly organized and existing under the laws of the State of Nevada, having its principal office at 7635 Ashley Park Court, Suite 503-V, Orlando, Florida (hereinafter referred to as "IQROM"); and VICTOR COMPANY OF JAPAN, LIMITED, a corporation duly organized and existing under the laws of Japan, having its principal office at 12, 3-chome, Moriya-cho, Kanagawa-ku, Yokohama 221-8528, Japan (hereinafter referred to as "JVC") JVC.

                                   WITNESSETH

                  WHEREAS, DISKXPRESS has acquired and owns or controls the exclusive rights for U.S. Patent Nos. 5,982,736 and 6,078,557, and any and all reissues, divisions, continuations and continuations-in-part thereof relating to certain unique types of optically readable and/or recordable media;

                  WHEREAS, DISKXPRESS has, pursuant to a Patent License Agreement dated April 7, 2000, granted to IQROM an exclusive right and license under the Licensed DISKXPRESS Patents as defined below to use, market, distribute, sell and import optically and readable and/or recordable media;

                  WHEREAS, JVC has been engaged in and has full experience in, among other things, licensing of intellectual property rights;

                  WHEREAS, JVC has upon the date hereof entered into a License Agreement with DISKXPRESS and IQROM ("The License Agreement"); and

                  WHEREAS, DISKXPRESS and IQROM now desire to appoint JVC as an exclusive licensing agent, subject to DISKXPRESS' approval, having the right to negotiate with any potential licensees to grant a license and right to sell and otherwise dispose of Licensed Products (as defined below) pursuant to such approved licenses;

NOW, THEREFORE, the parties hereto agree as follows:

Article 1.        Definitions:

For the purpose of this Agreement, the following terms shall have respective meanings set forth below:

(1) "Patents" shall mean U.S. Patent Nos. 5,982,736 and 6,078,557, and any and all of reissues, divisions, continuations and continuations-in-part thereof owned or controlled by DISKXPRESS.
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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

(2) "Licensed Product" shall mean the card type optically readable and/or recordable media as shown, described and/or claimed in the Patents.

Article 2.        Authorization of Rights as Agent

(1) DISKXPRESS and IQROM hereby agrees to appoint JVC as an exclusive agent and authorize JVC, subject to IQROM's right of approval, to negotiate with any interested third party potential licensees to grant a limited, non-exclusive non-transferable limited right and licenses to such interested third-party licensees to sell, lease, use or otherwise dispose of Licensed Products in the United States in accordance with the terms of this Agreement and the License Agreement. All negotiation for licenses to be granted to the licensees hereunder shall conform to the form license attached hereto (the "Licensee Agreement") and all licensees hereunder shall be subject to prior approval by IQROM prior to the execution of any Licensee Agreement, and subject to the approval of IQROM prior to any termination of an executed Sub-Licensee Agreement.

(2) DISKXPRESS and IQROM agree that as part of any authorization or licenses to be granted hereunder, DISKXPRESS covenants and agrees not to sue authorized licensees under the Patents, for as long as such licensees are not in default of the Licensee Agreement, and further authorize JVC, subject to DISKXPRESS' prior right of approval to negotiate with such third party licensees to grant releases of third party licensees from any and all claims of the Patents arising from such third parties' manufacture, sale, lease, use or other disposal of Licensed Products for the period prior to the execution of an approved Licensee Agreement referred to in the preceding paragraph in accordance with terms of this Agreement.

Article 3.        Execution of the Licensing Program

(1) DISKXPRESS and IQROM retain the right to (i) grant licenses under the Patents to manufacture, have manufactured, sell, lease, use or otherwise dispose of Licensed Products in the United States in accordance with the terms of this Agreement; (ii) grant releases to all authorized third party licensees, from any and all claims of the Patents arising from manufacture, sale, lease, use or other disposal of Licensed Products by such third parties for the period prior to the effective date of the license referred to in (i) above, (iii) collect royalties pursuant to licenses of the Patents as provided in this Agreement and (iv) enforce such licenses as hereinafter provided.

(2) Each of the parties hereto shall promptly notify the other of any infringement or other misuse or unauthorized use of any of the rights pursuant to this Agreement that may come to its attention. The parties shall cooperate in taking such steps as may be reasonably necessary to prevent any such unauthorized uses.

(3) DISKXPRESS and IQROM agree that they will be responsible for prosecuting unauthorized use or infringement of the Patents and shall be responsible for the enforcement, defense and maintenance of the Patents. JVC shall cooperate fully, at its own expense, with DISKXPRESS and IQROM in prosecuting unauthorized use or infringement of the Patents, enforcing or defending DISKXPRESS' and IQROM's rights under the Patents.
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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

Article 4.        Report and Payment

(1) JVC shall act as the licensing agent to cooperate with DISKXPRESS to collect all licensing income with respect to the Patents and shall receive fees for its services as agent, all as provided in this Article 4.

(2) It is agreed by the parties hereto that JVC's fee for acting as the patent licensing agent shall be [Confidential Information filed separately with the Securities and Exchange Commission].

(3) At the same time DISKXPRESS pays [Confidential Information filed separately with the Securities and Exchange Commission] to IQROM as provided in the preceding paragraph, DISKXPRESS shall send to IQROM and JVC a royalty statement showing the amount of all licensing income and unit quantities of products sold during the reporting period.

(4) In the event that the agent fee payable by DISKXPRESS to JVC pursuant to
    Article 4(2) above are subject to income taxes imposed by the government of the United States, DISKXPRESS shall withhold such taxes from the payment and furnish JVC with tax certificates issued by the tax authorities of the United States.

(5) JVC shall make periodic reports on its agent activities to DISKXPRESS within ninety (90) days after march 31, June 30, September 30 and December 31 of each year for the preceding three (3) months period.

Article 5.        Third Party License Terms

DISKXPRESS shall grant licenses and rights to interested third parties substantially pursuant to this Agreement. Royalties to be charged to third parties shall be jointly determined by DISKXPRESS and JVC, provided, however, that [Confidential Information filed separately with the Securities and Exchange Commission].

Article 6.        Earlier Termination

(1) If any party shall have defaulted in the performance of any of the obligations assumed hereunder, the other party shall give a written notice to the delinquent party specifying the default, and if the delinquent party shall not have rectified such default within sixty (60) days after the receipt of such notice, the other party may terminate this Agreement immediately by giving a written notice to such effect.

(2) If any party should be dissolved or file a voluntary petition in bankruptcy or seek any court or governmental protection from creditors or make any assignment for creditors or should an order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee for such party, the other party may terminate this Agreement by giving a written notice to immediate effect.
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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

Article 7.        Term of Agreement

This Agreement shall become effective on the date first above written and, unless terminated earlier in accordance with the preceding Article 6, shall continue to be effective until [Confidential Information filed separately with the Securities and Exchange Commission].

Article 8.        Representation and Warranty

DISKXPRESS represents and warrants that it owns the Patents identified herein together with the right to grant the rights herein granted during the term of this Agreement.

Article 9.        Assignment

Neither this Agreement nor any licenses or rights hereunder to be granted, in whole or in part, shall be assignable or otherwise transferable by a party without the prior written consent of the other party. Any attempted assignment or transfer of this Agreement or any of the rights or licenses to be granted hereunder without such prior written consent shall be null and void. Notwithstanding the foregoing, no consented-to assignment or transfer shall be effective unless such third party transferee agrees in writing to be bound by all terms of this Agreement.

Article 10.       Notices

All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) transmitted by prepaid telegram, telex or facsimile, (iii) mailed postage prepaid by certified mail, return receipt requests, (iv) sent by a nationally recognized express courier service, postage or delivery charges prepaid, at the address hereinafter specified, or to such other address as the parties may advise each other in writing from time to time. Any notice shall be addressed as follows:

   As to DISKXPRESS:
                                                   With a copy to
   Mr. Tom Elek                                    Steven B. Pokotilow, Esq.
   CEO                                             Stroock & Stroock & Lavan LLP
   c/o 2000 Market Street, Tenth Floor             180 Maiden Lane
   Philadelphia PA 19103 3291                      New York, New York   10038



   As to IQROM
                                                   With a copy to
   Mr. Jerry Pierson                               Steven B. Pokotilow, Esq.
   7635 Ashley Park Court, Suite 503-V,            Stroock & Stroock & Lavan LLP
   Orlando, Florida  32835                         180 Maiden Lane
                                                   New York, New York   10038

   As to JVC

   Mr. Tokio Nohara
   Associate Director
   General Manager of
   Legal & Intellectual Property Dept.
   3-12 Moriya-cho, Kanagawa-ku
   Yokohama 221-8528, Japan
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         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

Article 11.       Force Majeure

Neither party shall be liable for failure to perform its part of this Agreement during the period when such failure is due to Acts of God, fire, flood, war and other similar causes beyond the control of the parties.

Article 12.       Applicable Law and Jurisdiction

This Agreement shall be governed by and interpreted under the laws of the State of New York. The courts of the State of New York shall have jurisdiction over all disputes which may arise with respect to the execution, interpretation and performance of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement signed in duplicate copies, each party keeping one copy.

On:  09.01.01/
At:  Bourton on the Water                    DISKXPRESS U.S. INC.
     ---------------------------------

                                             /s/ Tom Elek
                                             -----------------------------------

On: Jan. 19, 2001
At: Yokohama, Japan                          VICTOR COMPANY OF JAPAN,
--------------------------------------       LIMITED

                                             /s/ Tokio Nohara
                                             -----------------------------------
                                             Tokio Nohara, Associate Director
                                             General Manager
                                             Legal & Intellectual Property Dept.
On: 09.01.01
At: Bourbon on the Water                     IQROM SOLUTIONS, INC.
--------------------------------------

                                             /s/ Tom Elek
                                             -----------------------------------